N-CSR Item 12(b) - Exhibits: Certifications

                           SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.{section} 1350, the undersigned officers of MTB GROUP OF FUNDS on behalf of: MTB Balanced Fund, MTB Equity Income Fund, MTB Equity Index Fund, MTB Income Fund, MTB Intermediate-Term Bond Fund, MTB International Equity Fund, MTB Large Cap Growth Fund, MTB Large Cap Stock Fund, MTB Large Cap Value Fund, MTB Managed Allocation Fund - Aggressive Growth, MTB Managed Allocation Fund - Conservative Growth, MTB Managed Allocation Fund - Moderate Growth, MTB Maryland Municipal Bond Fund, MTB Mid Cap Growth Fund, MTB Mid Cap Stock Fund, MTB Money Market Fund, MTB Multi Cap Growth Fund, MTB New York Municipal Bond Fund, MTB New York Tax-Free Money Market Fund, MTB Pennsylvania Municipal Bond Fund, MTB Pennsylvania Tax-Free Money Market Fund, MTB Prime Money Market Fund, MTB Short Duration Government Bond Fund, MTB Short-Term Corporate Bond Fund, MTB Small Cap Growth Fund, MTB Small Cap Stock Fund, MTB Tax-Free Money Market Fund, MTB U.S. Government Bond Fund, MTB U.S. Government Money Market Fund, MTB U.S. Treasury Money Market Fund, MTB Virginia Municipal Bond Fund (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended October 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: December 19, 2006
/s/ Charles L. Davis, Jr.
Charles L. Davis, Jr.
Title: President, Principal Executive Officer



Dated: December 19, 2006

/s/ Richard N. Paddock
Richard N. Paddock
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.{section} 1350 and is not being filed as part of the Report or as a separate disclosure document.